UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

Thrivent Mutual Funds

(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee previously paid with preliminary materials.

THRIVENT MUTUAL FUNDS

Important Proxy

News

PLEASE VOTE TODAY!

Dear Shareholder:

Recently, we distributed proxy materials regarding the shareholder meeting of the Thrivent Mutual Funds. This meeting is scheduled for May 15, 2009, at 8:30 A.M. central time at the Minneapolis offices of Thrivent Financial. To date, our records indicate that we have not received your proxy ballot. We are still accepting proxies

After careful consideration, the Board of Trustees of the Fund recommends that shareholders of each Fund vote “FOR” each proposal. Your vote is important no matter how many shares you own. Please act promptly! If we obtain a sufficient number of votes we will avoid the cost of additional solicitation.

For your convenience, please use any of the following methods to submit your proxy:

1. By Phone.

Please call Computershare Fund Services toll-free at 866-963-5817. Representatives are available to take your vote Monday through Friday between the hours of 9:00 a.m. and 11:00 p.m. and Saturday from 12:00 p.m. to 6:00 p.m. Eastern time. Please have your proxy card available.

2. By Internet.

Visit www.vote.proxy-direct.com and follow the simple on-screen instructions.

3. By Touch-Tone Phone.

Dial the toll-free 1-866-241-6192 found on your proxy card and follow the simple instructions.

4. By Mail.

Simply return your completed proxy card in the envelope provided. However, In order to ensure we receive your vote before the meeting, we recommend using one of the previous three options.

WE NEED YOUR HELP. PLEASE VOTE TODAY!

19920REG